UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PEAKSTONE REALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of Peakstone Realty Trust or its subsidiaries on February 2, 2026:

Employee Email

From: Mike Escalante
To: PKST Employees
Subject: Today’s News
Date: February 2, 2026

Dear Team,

Earlier this morning, we announced that the Company has entered into a definitive agreement in which a Brookfield Asset Management private real estate fund would acquire all of the outstanding shares of Peakstone for $21.00 per share in cash. The all-cash transaction values Peakstone at $1.2 billion.

Following an offer from Brookfield, our Board of Trustees evaluated the proposed transaction and determined that it achieves the best value and other terms reasonably available for shareholders and is in the best interests of the Company. Brookfield’s interest in Peakstone recognizes the value of our industrial portfolio and the progress we have made expanding our IOS platform – and is a strong testament to the hard work and dedication of our team.

This is a significant moment for Peakstone, but I want to emphasize that we are early in the transaction process. As part of the process, there will be a 30-day “go-shop” period during which time Peakstone may actively solicit and consider alternative acquisition proposals. The purpose of the “go-shop” is to ensure that we are executing a transaction at the best value and other terms reasonably available for our shareholders.

The transaction is expected to close by the end of the second quarter of 2026, subject to customary closing conditions. Until then, Peakstone will continue to operate as an independent company. Our responsibilities to our tenants, and each other remain unchanged.

I know many of you will have questions about this announcement. We will be holding a town hall later today to provide additional context and to address questions. Please keep an eye out for the invite and make it a priority to join. In the meantime, attached to this email you will find an FAQ document.

We will continue to share information as it becomes available. Thank you for your continued professionalism and focus during this period. I look forward to speaking with you shortly.

Sincerely,

Mike

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://pkst.com or by contacting the Company’s Investor Relations by email at ir@pkst.com.

Participants in the Solicitation

The Company and its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on April 11, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.  Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed Mergers and the timing of the closing of the proposed Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that shareholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed Mergers, the response of business partners and competitors to the announcement of the proposed Mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) increased or unanticipated competition in the real estate market, (vii) the uncertainties of real estate development, acquisition and disposition activity, (viii) maintenance of real estate investment trust (“REIT”) status, (ix) fluctuations in interest rates and the costs and availability of financing, (x) the ability to enter into new leases or renew leases on favorable terms, (xi) dependence on tenants’ financial condition, and (xii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025 (as amended on March 27, 2025), as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and November 5, 2025, respectively.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.